Exhibit 99.1

Risks Related to Ownership of Our Common Stock

The trading volume in our common stock is less than that of other larger financial services companies, which may adversely affect the price of our common stock.

Although our common stock is traded on The NASDAQ Global Select Market, the trading volume in our common stock is less than that of other larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the lower trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause our stock price to fall.

An investment in our common stock is not an insured deposit.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.

There may be future sales or other dilutions of our equity that may adversely affect the market price of our common stock.

We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the market price per share of our common stock. We are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive shares of common stock. Sales of a substantial number of shares of our common stock in the public market or the perception that such sales might occur could materially adversely affect the market price of the shares of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of any future stock issuances reducing the market price of our common stock and diluting their stock holdings in us. The exercise of the warrant held by the U.S. Treasury, the exercise of any options granted to directors, executive officers and other employees under our stock compensation plans, the issuance of shares of common stock in acquisitions and other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock, and the existence of options, or shares of our common stock reserved for issuance as restricted shares of our common stock may materially adversely affect the terms upon which we may be able to obtain additional capital in the future through the sale of equity securities.

Future offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources or, if the Bank’s capital ratios fall below the required minimums, we could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes or preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

The Bank’s ability to pay dividends is subject to regulatory limitations which, to the extent we require such dividends in the future, may affect our ability to pay our obligations and pay dividends.

We are a separate legal entity from the Bank and our other subsidiaries, and we do not have significant operations of our own. We have historically depended on the Bank’s cash and liquidity as well as dividends to pay our operating expenses. Various federal and state statutory provisions limit the amount of dividends that subsidiary banks can pay to their holding companies without regulatory approval. The Bank is also subject to limitations under state law regarding the payment of dividends, including the requirement that dividends may be paid only out of net profits. In addition to these explicit limitations, it is possible, depending upon the financial condition of the Bank and other factors, that the federal and state regulatory agencies could take the position that payment of dividends by the Bank would constitute an unsafe or unsound banking practice. In the event the Bank is unable to pay dividends sufficient to satisfy our obligations or is otherwise unable to pay dividends to us, we may not be able to service our obligations as they become due or to pay dividends on our common stock or preferred stock. Consequently, the inability to receive dividends from the Bank could adversely affect our financial condition, results of operations, cash flows and prospects.

We are subject to restrictions on our ability to declare or pay dividends as a result of our participation in the U.S. Treasury’s Capital Purchase Program and on our ability to repurchase the shares issued in the Capital Purchase Program.

On December 12, 2008, we issued to the U.S. Treasury, for aggregate consideration of $45.22 million (i) 45,220 shares of our Series B Preferred Stock, and (ii) a warrant to purchase 1,960,405 shares of our common stock pursuant to the terms of the Securities Purchase Agreement — Standard Terms with the U.S. Treasury, or the Purchase Agreement. Under the terms of the Purchase Agreement, our ability to declare or pay dividends on any of our shares is restricted. Specifically, we may not declare dividend payments on common, junior preferred or pari passu preferred shares if we are in arrears on the dividends on the Series B Preferred Stock. Furthermore, we may not declare or pay any dividend or make any distribution on our common stock without the U.S. Treasury’s approval until the third anniversary of the investment unless all of the Series B Preferred Stock has been redeemed or transferred.

Our ability to repurchase our shares is also restricted under the terms of the Purchase Agreement. The U.S. Treasury’s consent generally is required for us to make any stock repurchases until the third anniversary of the investment by the U.S. Treasury unless all of the Series B Preferred Stock has been redeemed or transferred. Further, common, junior preferred or pari passu preferred shares may not be repurchased if we are in arrears on the Series B Preferred Stock dividends.

There can be no assurance when the Series B Preferred Stock can be repurchased and the warrant can be redeemed.

While we may repurchase the Series B Preferred Stock, as well as possibly redeem the related warrant, there can be no assurance when the Series B Preferred Stock can be repurchased and the warrant can be redeemed. Until such time as the Series B Preferred stock is repurchased and the warrant is redeemed, we will remain subject to the terms and conditions set forth in the Purchase Agreement, the Series B Preferred Stock and the warrant. Further, our continued participation in the Capital Purchase Program subjects us to increased regulatory and legislative oversight. The recently enacted American Recovery and Reinvestment Act of 2009 includes amendments to the executive compensation provisions of the Emergency Economic Stabilization Act of 2008 under which the Capital Purchase Program was established, all of which apply to us. These new and any future legal requirements and implementing standards under the Capital Purchase Program may have unforeseen or unintended adverse effects on the financial services industry as a whole, and particularly on Capital Purchase Program participants such as ourselves. They may require significant time, effort, and resources on our part to ensure compliance, and the evolving regulations concerning executive compensation may impose limitations on us that affect our ability to compete successfully with financial institutions that are not subject to the same limitations for executive and management talent.

Anti-takeover provisions of our certificate of incorporation, bylaws and Delaware law may make it more difficult for you to receive a change in control premium.

Certain provisions of our certificate of incorporation and bylaws could make a merger, tender offer or proxy contest more difficult, even if such events were perceived by many of our stockholders as beneficial to their interests. In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law which, in general, prevents an interested stockholder, defined generally as a person owning 15% or more of a corporation’s outstanding voting stock, from engaging in a business combination with our company for three years following the date that person became an interested stockholder unless certain specified conditions are satisfied.

Risks Related to Our Business

The Bank’s allowance for loan losses may not be adequate to cover actual losses.

Like all financial institutions, the Bank maintains an allowance for loan losses to provide for probable losses. The Bank’s allowance for loan losses may not be adequate to cover actual loan losses, and future provisions for loan losses could materially and adversely affect the Bank’s operating results. The Bank’s allowance for loan losses is determined by analyzing historical loan losses, current trends in delinquencies and charge-offs, plans for problem loan resolution, changes in the size and composition of the loan portfolio, and industry information. Also included in management’s estimates for loan losses are considerations with respect to the impact of economic events, the outcome of which are uncertain. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates that may be beyond the Bank’s control, and these losses may exceed current estimates. Bank regulatory agencies, as an integral part of their examination process, review the Bank’s loans and allowance for loan losses. Although we believe that the Bank’s allowance for loan losses is adequate to provide for probable losses, we cannot assure you that we will not need to increase the Bank’s allowance for loan losses or that regulators will not require us to increase this allowance. Either of these occurrences could materially and adversely affect our earnings and profitability.

The Bank may suffer losses in its loan portfolio despite its underwriting practices.

The Bank seeks to mitigate the risks inherent in its loan portfolio by adhering to specific underwriting practices. These practices include analysis of a borrower’s prior credit history, financial statements, tax returns and cash flow projections, valuation of collateral based on reports of independent appraisers and verification of liquid assets. Although the Bank believes that its underwriting criteria are appropriate for the various kinds of loans it makes, the Bank may incur losses on loans that meet its underwriting criteria, and these losses may exceed the amounts set aside as reserves in the Bank’s allowance for loan losses.

Recessionary conditions in the U.S. economy and significant dislocations in the credit markets have had, and we expect they will continue to have, significant adverse effects on our assets and operating results.

Beginning in mid-2007 and continuing through the date hereof, the financial system in the United States, including credit markets and markets for real estate and real estate-related assets, have been subject to unprecedented turmoil. This turmoil has resulted in substantial declines in the availability of credit, the values of real estate and real estate-related assets, the availability of ready markets for those assets, and impairment of the ability of many borrowers to repay their obligations. As a result of these conditions, we have incurred significant impairment charges on investment securities available for sale, increased our provision for loan losses, and experienced an increase in the amount of loans charged off and non-performing assets, and our income and the price of our common stock have declined. Our total non-accrual loans and other real estate owned, or non-performing assets, amounted to $8.7 million at June 30, 2009, compared to $13.3 million at December 31, 2008. We had $4.8 million of net loan charge-offs for the six months ended June 30, 2009, compared to $5.4 million in net loan charge-offs for the year ended December 31, 2008. Our provision for loan and lease losses was $2.5 million and $5.5 million for the three and six months ended June 30, 2009, respectively, compared to $3.4 million and $4.7 million for the three and six months ended June 30, 2008. At June 30, 2009, the ratios of our allowance for loan losses to non-performing assets and to total loans outstanding were 207.4% and 1.24%, respectively. Continuation of current conditions could further harm our financial condition and results of operations.

Actions taken by the U.S. government and governmental agencies may not reverse, or even stabilize, current economic conditions.

In response to current economic conditions, the U.S. Government and a number of governmental agencies have established or proposed a series of programs designed to stabilize the financial system and credit markets. See Item 1, “Business—Regulation under Banking Law” in our Annual Report on Form 10-K for the year ended December 31, 2008. We cannot predict whether these programs will have their intended effect or, if they do, whether they will have a beneficial impact upon our financial condition and results of operations.

We may have difficulty managing our growth which may divert resources and limit our ability to expand our operations successfully.

We expect to continue to experience significant growth in the amount of our assets, the level of our deposits and the scale of our operations. Our future profitability will depend in part on our continued ability to grow; however, we may not be able to sustain our historical growth rate or even be able to grow at all. Our future success will depend on the ability of our officers and key employees to continue to implement and improve our operational, financial and management controls, reporting systems and procedures, and manage a growing number of customer relationships. We may not implement improvements to our management information and control systems in an efficient or timely manner and may discover deficiencies in existing systems and controls. Consequently, our continued growth may place a strain on our administrative and operational infrastructure. Any such strain could increase our costs, reduce or eliminate our profitability and reduce the price at which our common shares trade.

Potential acquisitions may disrupt our business and dilute stockholder value.

In recent years we have been an active acquirer of other entities. We have sought merger or acquisition partners that are culturally similar and have experienced management and possess either significant market presence or have potential for improved profitability through financial management, economies of scale or expanded services. Acquiring other banks or businesses involves various risks commonly associated with acquisitions, including, among other things:

•	potential exposure to unknown or contingent liabilities of the target entity;

•	exposure to potential asset quality issues of the target entity;

•	difficulty and expense of integrating the operations and personnel of the target entity;

•	potential disruption to our business;

•	potential diversion of our management’s time and attention;

•	the possible loss of key employees and customers of the target entity;

•	difficulty in estimating the value of the target entity; and

•	potential changes in banking or tax laws or regulations that may affect the target entity.

We regularly evaluate merger and acquisition opportunities and conduct due diligence activities related to possible transactions with other financial institutions and financial services companies. As a result, merger or acquisition discussions and, in some cases, negotiations may take place and future mergers or acquisitions involving cash, debt or equity securities may occur at any time. Acquisitions typically involve the payment of a premium over book and market values, and, therefore, some dilution of our tangible book value and net income per common share may occur in connection with any future transaction. Furthermore, failure to realize the expected revenue increases, cost savings, increases in geographic or product presence, and/or other projected benefits from an acquisition could have a material adverse effect on our financial condition and results of operations.

Changes in interest rates could reduce our income, cash flows and asset values.

Our consolidated income and cash flows and the value of our consolidated assets depend to a great extent on the difference between the interest rates we earn on interest-earning assets, such as loans and investment securities, and the interest rates we pay on interest-bearing liabilities such as deposits and borrowings. We discuss the effects of interest rate changes on the market value of our portfolios equity and net interest income in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Asset and Liability Management” in our Annual Report on Form 10-K for the year ended December 31, 2008. Interest rates are highly sensitive to many factors which are beyond our control, including general economic conditions and policies of various governmental and regulatory agencies and, in particular, the Federal Reserve. Changes in monetary policy, including changes in interest rates, will influence not only the interest we receive on our loans and investment securities and the amount of interest we pay on deposits, it will also affect our ability to originate loans and obtain deposits and our costs in doing so. If the rate of interest we pay on our deposits and other borrowings increases more than the rate of interest we earn on our loans and other investments, our consolidated net interest income, and therefore our consolidated earnings, could decline or we could sustain losses. Our earnings could also decline or we could sustain losses if the rates on our loans and other investments fall more quickly than those on our deposits and other borrowings.

We are subject to lending risks.

There are risks inherent in making all loans. These risks include interest rate changes over the time period in which loans may be repaid and changes in the national economy or the economy of our regional market that impact the ability of our borrowers to repay their loans or the value of the collateral securing those loans. Our loan portfolio contains a high percentage of commercial, construction and commercial mortgage loans in relation to our total loans and total assets. At June 30, 2009, commercial loans were 24.9% of total loans, construction loans were 17.5% of total loans and commercial mortgage loans were 35.8% of total loans. These types of loans are generally viewed as having more risk of default than residential real estate loans or consumer loans. These types of loans are also typically larger than residential real estate loans and consumer loans. Because our loan portfolio contains a significant number of commercial, construction and commercial mortgage loans with relatively large balances, the deterioration of one or a few of these loans would cause a significant increase in nonperforming loans. Current economic conditions have caused increases in our delinquent and defaulted loans. We cannot assure you that we will not experience further increases in delinquencies and defaults or that any such increases will not be material. On a consolidated basis, an increase in nonperforming loans could result in an increase in our provision for loan losses or in loan charge-offs and a consequent reduction of our earnings.

Our operations are concentrated in the Philadelphia-Wilmington metropolitan area.

Our loan activities are largely based in the Philadelphia-Wilmington metropolitan area. To a lesser extent, our deposit base is also generated from this area. As a result, our consolidated financial performance depends largely upon economic conditions in this area. Deteriorating local economic conditions, during 2008 and the first two quarters of 2009, caused us to experience an increase in loan delinquencies, a reduction in deposits, an increase in the number of borrowers who defaulted on their loans and a reduction in the value of the collateral securing their loans. A continued downturn in this regional real estate market could further harm our financial condition and results of operations because of the geographic concentration within this regional area and because the vast majority of our loans are secured by real property. If there is a further decline in real estate values, the collateral for our loans will provide less security. As a result, our ability to recover on defaulted loans by selling the underlying real estate will be diminished, and we will be more likely to suffer losses on defaulted loans.

We depend to a significant extent upon wholesale and brokered deposits to satisfy funding needs.

We have relied to a significant extent on funds provided by wholesale and brokered deposits to support the growth of our loan portfolio. Although these funding sources amounted to 10.5% of our total deposits at June 30, 2009, a decrease from 23.5% of total deposits at December 31, 2008, if we are not successful in obtaining wholesale funding, we may be unable to continue our growth, or could experience contraction in our total assets. In addition, to the extent that we are unable to match the maturities of the interest rates we pay for wholesale and brokered funds to the maturities of the loans we make using those funds, increases in the interest rates we pay for such funds could decrease our consolidated net interest income. Moreover, if the Bank ceases to be categorized as “well capitalized” under banking regulations, it will be prohibited from accepting, renewing or rolling over brokered deposits except with a waiver from FDIC. Although the Bank is currently deemed to be well capitalized, a failure to continue to be well capitalized could also hurt our growth or cause our total assets to contract.

We operate in a highly competitive market and geographic area.

We face substantial competition in all phases of our operations from a variety of different competitors, including commercial banks and their holding companies, savings and loan associations, mutual savings banks, credit unions, consumer finance companies, factoring companies, insurance companies and money market mutual funds. Competition for financial services in the Philadelphia-Wilmington metropolitan area, which is our principal service area, is very strong. This geographic area includes offices of many of the largest financial institutions in the nation. Most of those competing institutions have much greater financial and marketing resources than we have and, because we are a relatively newly-formed entity, far greater name recognition. Due to their size, many of our competitors can achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing structures for those products and services. Moreover, because we are smaller and less well-established, we may have to pay higher rates on our deposits or offer more free or reduced-cost services in order to attract and retain customers. Some of the financial services organizations with which we compete are not subject to the same degree of regulation as federally-insured and regulated financial institutions such as ours. As a result, those competitors may be able to access funding and provide various services more easily or at less cost than we can.

Our affinity group marketing strategy has been adopted by other institutions with which we compete.

Several online banking operations as well as the online banking programs of conventional banks have instituted affinity group marketing strategies similar to ours. As a consequence, we have encountered competition in this area and anticipate that we will continue to do so in the future. This competition may increase our costs, reduce our revenues or revenue growth or, because we are a relatively new banking operation without the name recognition of other, more established banking operations, make it difficult for us to compete effectively in obtaining affinity group relationships.

Our lending limit may adversely affect our competitiveness.

Our regulatory lending limit as of June 30, 2009 to any one customer or related group of customers was $27.4 million for unsecured loans and $45.7 million for secured loans. Our lending limit is substantially smaller than those of most financial institutions with which we compete. While we believe that our lending limit is sufficient for our targeted market of small to mid-size businesses, individuals and affinity group members, it may affect our ability to attract or maintain customers or to compete with other financial institutions. Moreover, to the extent that we incur losses and do not obtain additional capital, our lending limit, which depends upon the amount of our capital, will decrease.

Environmental liability associated with lending activities could result in losses.

In the course of our business, we may foreclose on and take title to properties securing our loans. If hazardous substances were discovered on any of these properties, we may be liable to governmental entities or third parties for the costs of remediation of the hazard, as well as for personal injury and property damage. Many environmental laws can impose liability regardless of whether we knew of, or were responsible for, the contamination. In addition, if we arrange for the disposal of hazardous or toxic substances at another site, we may be liable for the costs of cleaning up and removing those substances from the site, even if we neither own nor operate the disposal site. Environmental laws may require us to incur substantial expenses and may materially limit use of properties we acquire through foreclosure, reduce their value or limit our ability to sell them in the event of a default on the loans they secure. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability.

As a financial institution whose principal medium for delivery of banking services is the internet, we are subject to risks particular to that medium.

We operate an independent Internet bank, as distinguished from the Internet banking service of an established conventional bank. Independent Internet banks often have found it difficult to achieve profitability and revenue growth. Several factors contribute to the unique problems that Internet banks face. These include concerns for the security of personal information, the absence of personal relationships between bankers and customers, the absence of loyalty to a conventional hometown bank, the customer’s difficulty in understanding and assessing the substance and financial strength of an Internet bank, a lack of confidence in the likelihood of success and permanence of Internet banks and many individuals’ unwillingness to trust their personal assets to a relatively new technological medium such as the Internet. As a result, many potential customers may be unwilling to establish a relationship with us.

Conventional financial institutions, in growing numbers, are offering the option of Internet banking and financial services to their existing and prospective customers. The public may perceive conventional financial institutions as being safer, more responsive, more comfortable to deal with and more accountable as providers of their banking and financial services, including their Internet banking services. We may not be able to offer Internet banking and financial services and personal relationship characteristics that have sufficient advantages over the Internet banking and financial services and other characteristics of established conventional financial institutions to enable us to compete successfully.

Moreover, both the Internet and the financial services industry are undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to improving the ability to serve customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our ability to compete will depend, in part, upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. We may not be able to implement effectively new technology-driven products and services or be successful in marketing these products and services to our customers.

Our operations may be interrupted if our network or computer systems, or those of our providers, fail.

Because we deliver our products and services over the Internet and outsource several critical functions to third parties, our operations depend on our ability, as well as that of our service providers, to protect computer systems and network infrastructure against interruptions in service due to damage from fire, power loss, telecommunications failure, physical break-ins, computer hacking or similar catastrophic events. Our operations also depend upon our ability to replace a third-party provider if it experiences difficulties that interrupt our operations or if an operationally essential third-party service terminates. Service interruptions to customers may adversely affect our ability to obtain or retain customers and could result in regulatory sanctions. Moreover, if a customer were unable to access his or her account or complete a financial transaction due to a service interruption, we could be subject to a claim by the customer for his or her loss. While our accounts and other agreements contain disclaimers of liability for these kinds of losses, we cannot predict the outcome of litigation if a customer were to make a claim against us.

Security concerns may adversely affect internet banking.

A significant barrier to on-line financial transactions is the secure transmission of confidential information over public networks. The systems we use rely on encryption and authentication technology to provide secure transmission of confidential information. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms used to protect customer transaction data. If we, or another provider of financial services through the Internet, were to suffer damage from a security breach, public acceptance and use of the Internet as a medium for financial transactions could suffer. Any security breach could deter potential customers or cause existing customers to leave, thereby impairing our ability to grow and maintain profitability and, possibly, our ability to continue delivering our products and services through the Internet. Although we, with the help of third-party service providers, intend to continue to implement security technology and establish operational procedures to prevent security breaches, these measures may not be successful.

We outsource many essential services to third-party providers who may terminate their agreements with us, resulting in interruptions to our banking operations.

We obtain essential technological and customer services support for the systems we use from third-party providers. We outsource our check processing, check imaging, electronic bill payment, statement rendering, internal audit and other services to third party vendors. For a description of these services, you should read Item 1, “Business—Other Operations—Third Party Service Providers” in our Annual Report on Form 10-K for the year ended December 31, 2008. Our agreements with each service provider are generally cancelable without cause by either party upon specified notice periods. If one of our third-party service providers terminates its agreement with us and we are unable to replace it with another service provider, our operations may be interrupted. If an interruption were to continue for a significant period of time, our earnings could decrease, we could experience losses and we could lose customers.

We may be affected by government regulation.

We are subject to extensive federal and state banking regulation and supervision. The regulations are intended primarily to protect our depositors’ funds, the federal deposit insurance funds and the safety and soundness of the Bank, not our shareholders. Regulatory requirements affect lending practices, capital structure, investment practices, dividend policy and growth. A failure by either the Bank or us to meet regulatory capital requirements will result in the imposition of limitations on our operations and could, if capital levels drop significantly, result in our being required to cease operations. Changes in governing law, regulations or regulatory practices could impose additional costs on us or impair our ability to obtain deposits or make loans and, as a consequence, our consolidated revenues and profitability.

As a Delaware-chartered bank whose depositors and financial services customers are located in several states, the Bank may be subject to additional licensure requirements or other regulation of its activities by state regulatory authorities and laws outside of Delaware. If the Bank’s compliance with licensure requirements or other regulation becomes overly burdensome, we may seek to convert its state charter to a federal charter in order to gain the benefits of federal preemption of some of those laws and regulations. Conversion of the Bank to a federal charter will require the prior approval of the relevant federal bank regulatory authorities, which we may not be able to obtain. Moreover, even if we obtain approval, there could be a significant period of time between our application and receipt of the approval, and/or any approval we do obtain may be subject to burdensome conditions or restrictions.

Our success will depend on our ability to retain Betsy Z. Cohen, our Chief Executive Officer, and our senior management.

We believe that our future success will depend upon the expertise of, and customer relationships established by Betsy Z. Cohen, our chief executive officer, and other members of senior management. If Mrs. Cohen were to become unavailable for any reason, or if we are unable to hire highly qualified and experienced personnel, our ability to attract deposits or loan customers may be materially adversely affected. The executive compensation restrictions currently, or that may in the future be, imposed on us as a result of our participation in the Capital Purchase Program or other government programs, may adversely affect our ability to retain or attract qualified personnel. If we cannot do so, we expect that our operations, income, and financial condition and competitive position will be harmed.